                                   LINEO, INC.

                           WARRANT PURCHASE AGREEMENT

         THIS WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of this __ day of August, 2000, by and between Lineo, Inc., a Delaware corporation (together with any predecessors or successors thereto; the "Company"), and Metrowerks Holdings, Inc., a Delaware Corporation, (together with its successors and assigns; the "Investor").

                                    RECITALS

         A. The Investor wishes to purchase a warrant in substantially the form of EXHIBIT A hereto, exercisable into 2,000,000 shares of the Company's Common Stock, $.001 par value per share (the "Warrant").

         B. The Company has authorized the issuance and sale to the Investor of the Warrant, for an aggregate purchase price of $1,500,000, and has reserved 2,000,000 shares of its Common Stock for issuance upon the exercise of the Warrant.

         C. The parties hereto desire to set forth the terms of the purchase and sale of the Warrant.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1.                 PURCHASE AND SALE OF WARRANT.

         1.1      DESCRIPTION OF SECURITIES.

         The Company's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $.001 per share, and 30,000,000 shares of Preferred Stock, par value $.001 per share, of which 5,000,000 shares have been designated as Series A Class 1 Convertible Preferred Stock, 2,500,000 shares have been designated as Series A Class 2 Convertible Preferred Stock, 4,850,000 shares have been designated Series B Convertible Preferred Stock, 3,000,000 shares have been designated Series C Convertible Preferred Stock, and 2,000,000 shares have been designated Series D Convertible Preferred Stock. The Company has authorized and has reserved, and covenants to continue to reserve, free and clear of preemptive and other similar rights, a sufficient number of shares of its Common Stock to satisfy the rights of exercise of the holders of the Warrant. For purposes of this Agreement, (a) the shares of Common Stock issuable upon exercise of the Warrant are referred to as the "Warrant Shares" and (b) the Warrant and the Warrant Shares are sometimes referred to collectively as the "Securities."

         1.2      SALE AND PURCHASE; CONVERSION.

         Upon the terms and subject to the conditions herein, and in reliance on the representations and warranties set forth in Section 2, the Investor hereby purchases from the

Company, and the Company hereby issues and sells to the Investor, at the Closing (as defined below in Section 1.3), the Warrant for the purchase price of $1,500,000 (the "Purchase Price"), and the Company hereby grants the Investor the rights set forth herein. The proceeds of this sale are intended to be used for the expansion of the Company's business, working capital and other general corporate purposes.

         1.3      CLOSING.

         The closing of the purchase and sale of the Warrant (the "Closing") shall take place at the offices of the Company at 10:00 a.m. on September 29, 2000, or at such other time and place as the parties hereto may agree (the "Closing Date"). At the Closing, the Company shall deliver to the Investor the Warrant.

SECTION 2.                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants the following, except as set forth in the schedule of exceptions attached hereto as EXHIBIT B (the "Disclosure Schedule"):

         2.1      ORGANIZATION AND CORPORATE POWER.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its assets, liabilities, condition (financial or other), business, results of operations or prospects (a "Material Adverse Effect"). The Company has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, including the issuance and conversion of the Securities and the issuance of the Warrant Shares. The Company is not in violation of any term of the Certificate of Incorporation or Bylaws of the Company, as amended to date (the "Certificate of Incorporation" and the "Bylaws," respectively).

         2.2      AUTHORIZATION AND NON-CONTRAVENTION.

         The execution, delivery and performance by the Company of this Agreement and all other agreements, documents and instruments to be executed and delivered by the Company as contemplated hereby and the issuance and delivery of
(i) the Warrant and (ii) upon the exercise of the Warrant, the Warrant Shares, have been duly authorized by all necessary corporate and other action of the Company. This Agreement and each such other agreement, document and instrument constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms. The execution and delivery by the Company of this Agreement and each other agreement, document and instrument to be executed and delivered by the Company pursuant hereto or as contemplated hereby, and the performance by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance and delivery of
(i) the Warrant and (ii) upon the exercise of the Warrant, the Warrant Shares, do not and will not: (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any material contract or obligation to which the Company is a party or by which it or its assets are bound, or any provision of the Certificate of Incorporation or Bylaws of the Company, or cause the creation of any material encumbrance upon any of the assets of the Company; (B) violate or result in a violation of, or constitute a default under, any provision of any material law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Company; (C) require from the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or third party other than as may be required to secure an exemption from qualification of the offer and sale of the Warrant under the Securities Act of 1933, as amended (the "Securities Act") and as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended ("HSR"), and applicable state securities and blue sky laws; or (D) accelerate any obligation under, or give rise to a right of termination of, any material agreement, permit, license or authorization to which the Company or any of its assets is a party or by which the Company or any of its assets is bound.

         2.3      CAPITALIZATION.

         As of the Closing and after giving effect to the transactions contemplated hereby, the authorized capital stock of the Company will consist of 100,000,000 shares of Common Stock, par value $.001 per share, of which 22,778,437 shares will be issued and outstanding, and 30,000,000 shares of Preferred Stock, par value $.001 per share, of which (a) 5,000,000 shares shall be designated as Series A Class 1 Preferred Stock, all of which shares will be issued and outstanding, (b) 2,500,000 shares shall be designated as Series A Class 2 Preferred Stock and all of which shares will be issued and outstanding,
(c) 4,850,000 shares shall be designated Series B Preferred Stock, of which 4,833,331 shares will be issued and outstanding, (d) 3,000,000 shares shall be designated Series C Preferred Stock, all of which shares will be issued and outstanding, and (e) 2,000,000 shares shall be designated Series D Preferred Stock, of which 1,430,482 shares will be issued and outstanding. The Series A Class 1 Preferred Stock, the Series A Class 2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock are collectively referred to herein as the "Preferred Stock." The shares of Common Stock are held by the stockholders listed in Section 2.3 of the Disclosure Schedule in the amounts listed therein. In addition, the Company has authorized and reserved for issuance upon conversion of the Preferred Shares and the exercise of the Warrant up to 2,000,000 Warrant Shares (subject to adjustment for stock splits, stock dividends and the like) and has reserved for issuance upon exercise of options under the Company's stock option plan (the "Plan") 5,000,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like). Other than as described above, the Company has not issued or agreed to issue and is not obligated to issue any warrants, options or other rights (contingent or otherwise) to purchase or acquire any shares of its capital stock, or any securities convertible into or exercisable or exchangeable for such shares or any warrants, options or other rights to acquire any such convertible securities. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in Section 2.3 of the Disclosure Schedule, there are no agreements, written or oral, between the Company and any holder of its capital stock or, among any holders of its capital stock, relating to the acquisition, disposition or voting of the capital stock of the Company. As of the Closing, and after giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Company will have been duly and validly authorized and issued, fully paid and nonassessable and, except as set forth herein, not subject to any preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities and blue sky laws. Except as set forth in Section 2.3 of the Disclosure Schedule, no person or entity is entitled to (a) any preemptive right, right of first refusal or similar right with respect to the issuance of any capital stock of the Company, or (b) any rights with respect to the registration of any capital stock of the Company under the Securities Act. The Warrant Shares will, upon issuance, be duly and validly authorized and issued, fully paid and nonassessable, and not subject to any preemptive rights, and will be offered, issued, sold and delivered in compliance with applicable federal and state securities and blue sky laws.

         2.4      SUBSIDIARIES; INVESTMENTS.

         Other than 1,266,833 shares of Common Stock of Caldera Systems, Inc., a representative office located in Taiwan and a wholly owned subsidiary located in the United Kingdom, and as set forth in Section 2.4 of the Disclosure Schedule, the Company has no subsidiaries and no capital stock or other interest in any corporation, joint venture, partnership, trust, limited liability company or other entity.

         2.5      FINANCIAL STATEMENTS.

         The Company has previously furnished to the Investor (i) audited financial statements (balance sheet, statement of operations; statement of cash flows and statement of stockholders equity) for the fiscal year at and ended October 31, 1999, and (ii) unaudited financial statements (balance sheet, statement of operations; statement of cash flows and statement of stockholders equity) for the fiscal quarters at and ended January 31, 2000 and April 30, 2000. Such financial statements were prepared in conformity with generally accepted accounting principles applied on a consistent basis; are complete, correct and consistent in all material respects with the books and records of the Company; and fairly and accurately present the financial position of the Company as of the dates thereof and the results of operations and cash flows of the Company for the periods shown therein.

         2.6      ABSENCE OF UNDISCLOSED LIABILITIES.

         Except as and to the extent reflected or reserved against in the financial statements referred to in Section 2.5 above, the Company does not have and is not subject to any material liability or obligation of any nature, whether accrued, absolute, contingent or otherwise.

         2.7      ABSENCE OF CHANGES.

         Except as set forth in Section 2.7 of the Disclosure Schedule, since April 30, 2000 there has not been (a) any material adverse change in the financial condition, results of operations, assets, liabilities, or business of the Company, (b) any material asset or property of the Company made subject to a lien of any kind, (c) any waiver of any material right of the Company, or the cancellation of any material debt or claim held by the Company, (d) any payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Company, or any agreement or commitment therefore, (e) any mortgage, pledge or hypothecation of any tangible or intangible asset of the Company, except in the ordinary course of business, (f) any sale or assignment of any tangible asset of the Company having a book value in excess of $5,000, except in the ordinary course of business, or of any Intellectual Property Rights (as hereafter defined) or other intangible assets, (g) any loan by the Company to, or any loan to the Company from, any officer, director, employee or stockholder of the Company, or any agreement or commitment therefore (other than travel and other advances in the ordinary course of business), (h) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property or business of the Company, (i) any repayment of any loan owed by the Company (including, without limitation, any loan owed to any stockholder of the Company), (j) any single capital expenditure in excess of $50,000 or any capital expenditures aggregating more than $250,000, or (k) any material change in the accounting methods or practices followed by the Company.

         2.8      TITLE; CONDITION OF PROPERTY.

         (a) Except as set forth in Section 2.8 of the Disclosure Schedule, the Company has good title to all of its property and assets, real, personal or mixed, tangible or intangible, free and clear of all liens, security interests, charges and other encumbrances of any kind.

         (b) Without material exception, all assets used in the Company business are in good operating condition and repair and suitable for use in the operation of such business, and none of such assets that (singly or when aggregated with other assets) is material to the business of the Company is obsolete.

         2.9      CERTAIN CONTRACTS AND ARRANGEMENTS.

         Except as set forth in Section 2.9 of the Disclosure Schedule (with true and correct copies delivered to the Investor), the Company is not a party or subject to or bound by:

         (a) any plan or contract providing for collective bargaining or the like, or any contract or agreement with any labor union;

         (b) any contract, lease or agreement creating any obligation of the Company to pay to any third party $100,000 or more with respect to any single such contract or agreement;

         (c) any contract or agreement for the sale, license, lease or disposition of products or services in excess of $100,000;

         (d) any contract containing covenants directly or explicitly limiting the freedom of the Company to compete in any line of business or with any person or entity;

         (e) any license agreement (as licensor or licensee);

         (f) any contract or agreement for the purchase of any leasehold improvements, equipment or fixed assets for a price in excess of $100,000;

         (g) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing in excess of $100,000 or any pledge or security arrangement;

         (h) any material joint venture, partnership, or manufacturing agreement; any endorsement or any other advertising, promotional or marketing agreement;

         (i) any employment contracts, or agreements with officers, directors, employees or stockholders of the Company or persons or organizations related to or affiliated with any such persons;

         (j) any pension, profit sharing, retirement (other than the Company's 401(k) plan), stock option, phantom stock or other equity incentive plans;

         (k) any arrangement relating to any royalty payments to employees, customers or independent contractors based on the sales volume of the Company;

         (l) any acquisition, merger or similar agreement; or

         (m) any contract with a governmental body under which the Company may have an obligation for renegotiation.

         All of the Company's contracts and commitments are in full force and effect and neither the Company nor, to the knowledge of the Company, any other party is in default thereunder (nor, to the knowledge of the Company, has any event occurred which with notice, lapse of time or both would constitute a default thereunder), except to the extent that any such default would not have a Material Adverse Effect, and the Company has not received notice of any alleged default under any such contract, agreement, understanding or commitment.

         2.10     INTELLECTUAL PROPERTY RIGHTS; EMPLOYEE RESTRICTIONS.

         Except as set forth in Section 2.10 of the Disclosure Schedule:

         (a) The Company has the right to use, sell, and license the Intellectual Property Rights (as defined below) material to the conduct of its business as presently conducted, including without limitation all rights to the Company name "Lineo" and to the trademarks and the product name "Embedix," free and clear of the rights of all others (the "Company Rights").

         (b) The business of the Company as presently conducted, the products marketed or sold, and the provision of services by the Company do not violate and will not violate any agreements that the Company has with any third party or infringe any patent, trademark, service mark, copyright or trade secret or any other Intellectual Property Rights of any third party.

         (c) No claim is pending or threatened against the Company nor has the Company received any notice or claim from any person asserting that any of the Company's present or contemplated activities infringe or may infringe any Intellectual Property Rights of such person, and the Company is not aware of any infringement by any other person of any of the Company Rights.

         (d) Each current and former employee of the Company, and each of the Company's consultants and independent contractors involved in development of any of the Company Rights, has executed an agreement regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Company, and none of such employees, consultants or independent contractors is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions. The Company has taken all reasonable steps to protect all data, information, ideas, concepts, know-how and materials that the Company treats as trade secrets, and all other confidential information and Intellectual Property Rights of the Company, which are not part of the public domain or knowledge, nor, to the best knowledge of the Company, have they been used, divulged or appropriated for the benefit of any person other than the Company or otherwise to the detriment of the Company.

         (e) No royalties or other amounts are payable by the Company to persons by reason of the ownership or use of the Intellectual Property Rights of the Company.

         (f) No third party has claimed or, to the best of the Company's knowledge, has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his or her employment, non-competition, non-disclosure, non-solicitation or inventions agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any Intellectual Property Rights, trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

         (g) The Company's license to third parties of its embedded Linux products, including, without limitation the products known as "Embedix Linux," "Embedix SDK," "Embedix Browser," and "Embedix PDA," (collectively the "Embedix Products") does not violate the GNU General Public License. The Embedix Products include modules that are subject to the GNU General Public License and include modules that are not subject to the GNU General Public License but instead are licensed by the Company as proprietary products of the Company. None of the modules licensed by the Company as proprietary products of the Company, including, without limitation, the Embedix Browser, the "Target Wizard" module of Embedix SDK, and the "High Availability Solution," is required to be licensed under the GNU General Public License.

         As used herein, the term "Intellectual Property Rights" shall mean the intellectual property rights, including, without limitation, all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, computer programs and other computer software, inventions, designs, samples, specifications, schematics, know-how, trade secrets, proprietary processes and formulae, including production technology and processes, all source and object code, algorithms, promotional materials, customer lists, supplier and dealer lists and marketing research, and all documentation and media constituting, describing or relating to the foregoing, including without limitation, manuals, memoranda and records.

         2.11     INFORMATION SYSTEMS INTEGRITY

         (a) None of the firmware or software that the Company provides to its customers has limitations concerning calculation and manipulation of dates, including century, millennium and leap year calculations, which make the firmware or software unfit for its intended purposes.

         (b) None of the firmware or software that the Company uses in the conduct of its business has limitations concerning calculation and manipulation of dates, including century, millennium and leap year calculations, which make the firmware or software unfit for its intended purposes.

         (c) None of the firmware or software produced by a third-party and licensed by the Company to its customers has limitations concerning calculation and manipulation of dates, including century, millennium and leap year calculations, which make the firmware or software unfit for its intended purposes.

         (d) The Company has adopted information protection and security policies, standards and guidelines of the type customarily maintained by similar companies in similar businesses in order to maintain the integrity, availability and confidentiality of information systems and networks (e.g. protection from viruses and other malicious software, data backup and recovery) for the management and operation of its computers and information systems networks.

         2.12     LITIGATION.

         There is no litigation or governmental proceeding or investigation pending or threatened against the Company or affecting any of its properties or assets or against any officer, director or key employee of the Company in his or her capacity as an officer, director or employee of the Company, which litigation, proceeding or investigation is reasonably likely to have a Material Adverse Effect, or which may call into question the validity or hinder the enforceability of this Agreement or any other agreements or transactions contemplated hereby; nor has there occurred any event nor does there exist any condition on the basis of which any such litigation, proceeding or investigation might be properly instituted or commenced.

         2.13     TAX MATTERS.

         The Company has filed all federal, state, local and foreign income, excise and franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it where the failure to file such returns would have a Material Adverse Effect, and has paid all taxes owing by it, except taxes which have not yet accrued or otherwise become due, for which adequate provision has been made in the pertinent financial statements referred to in Section 2.5 above or which will not have a Material Adverse Effect. All taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities except where the failure to withhold or collect and pay over would not have a Material Adverse Effect. With regard to the federal income tax returns of the Company, the Company has never received notice of any audit or of any proposed deficiencies from the Internal Revenue Service. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by the Company for any year. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the knowledge of the Company, threatening to assert against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

         2.14     EMPLOYEE BENEFIT PLANS.

         The Company does not maintain or contribute to any employee benefit plan, stock option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement or any similar plan or agreement (an "Employee Benefit Plan") other than the Plan and the Employee Benefit Plans identified and described in Section 2.14 of the Disclosure Schedule. The terms and operation of each Employee Benefit Plan comply in all material respects with all applicable laws and regulations relating to such Employee Benefit Plan. There are no unfunded obligations of the Company under any retirement, pension, profit-sharing, deferred compensation plan or similar program. The Company is not required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement, and all Employee Benefit Plans are terminable at the discretion of the Company without material liability to the Company upon or following such termination. The Company has never maintained or contributed to any Employee Benefit Plan providing or promising any health or other welfare benefits (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) to terminated employees, except for benefits mandated by applicable law, including, but not limited to, Section 4980B of the Internal Revenue Code of 1986, as amended, and
Part 6 of Subtitle B of Title I of ERISA.

         2.15     LABOR LAWS.

         The Company employs approximately 250 employees and generally enjoys good employer-employee relationships. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it as of the date hereof or amounts required to be reimbursed to such employees. The Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices or strikes, slowdowns, stoppages of work or any other concerted interference with normal operations existing, pending or, to the knowledge of the Company, threatened against or involving the Company.

         2.16     EMPLOYEES.

         Section 2.16 of the Disclosure Schedule contains a list of all managers, employees and consultants of the Company who, individually, have received compensation from the Company for the fiscal year of the Company ended October 31, 1999, in excess of $100,000. In each case, Section 2.16 of the Disclosure Schedule includes the current job title, years of service with the Company and aggregate annual compensation and benefits of each such individual. To the knowledge of the Company and the Stockholders, no key employee of the Company has any plan or intention to terminate his or her employment with the Company. The Company has complied in all material respects with the immigration laws of the United States with respect to the hiring, employment and engagement of all of its employees and consultants who are not United States citizens, and, to the knowledge of the Company, the immigration or residency status of each of such employees and consultants is sufficient to allow such employees and consultants to remain lawfully employed or engaged by the Company.

         2.17     HAZARDOUS WASTE.

         No hazardous wastes, substances or materials or oil or petroleum products have been generated, transported, used, disposed, stored or treated by the Company, and no hazardous wastes, substances or materials or oil or petroleum products have been released, discharged, disposed, transported, placed or otherwise caused to enter the soil or water in, under or upon any real property owned, leased or operated by the Company.

         2.18     BUSINESS; COMPLIANCE WITH LAWS.

         The Company has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as it is presently or contemplated to be conducted. The Company is currently and has heretofore been in compliance in all material respects with all federal, state, local and foreign laws and regulations.

         2.19     INVESTMENT BANKING; BROKERAGE.

         There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transaction contemplated by this Agreement payable by the Company or based on any arrangement or agreement made by or on behalf of the Company or any of the Stockholders.

         2.20     INSURANCE.

         The Company has fire, casualty, product liability, workers' compensation and business interruption and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company. There is no default or event which could give rise to a default under any such policy.

         2.21     TRANSACTIONS WITH AFFILIATES.

         There are no loans, leases, contracts or other transactions between the Company and any officer, director or five percent (5%) stockholder of the Company or any family member or affiliate of the foregoing persons, and there have been no such transactions within the past twelve (12) months except as set forth in Section 2.21 of the Disclosure Schedule.

         2.22     SUPPLIERS.

         Section 2.22 of the Disclosure Schedule sets forth each supplier of the Company who supplied more than five percent (5%) of the Company's supplies or materials for the fiscal year ended October 31, 1999 and each supplier who the Company believes may supply for more than five percent (5%) of the Company's supplies or materials for the fiscal year ended October 31, 2000 (each a "Supplier" and collectively the "Suppliers"). The relationships of the Company with its Suppliers are good commercial working relationships. No Supplier of the Company has canceled or otherwise terminated its relationship with the Company, or has during the last 12 months decreased materially its services, supplies or materials to the Company. No Supplier has, to the knowledge of the Company, any plan or intention to terminate, cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its services, supplies or materials to the Company.

         2.23     CERTAIN EVENTS.

         (a) During the past ten (10) years, neither the Company nor any of the officers or directors of the Company has had a petition under the Bankruptcy Reform Act of 1978, as amended, or any state insolvency law, filed by or against any of them which has not as of the date of this Agreement been dismissed.

         (b) During the past ten (10) years, neither the Company nor the officers or directors of the Company has been convicted in a criminal proceeding or is a named subject of a criminal proceeding which is presently pending (excluding traffic violations and other minor offenses).

         (c) During the past ten (10) years, neither the Company nor the officers or directors of the Company has been, or is, the subject of any order, judgment or decree, whether or not subsequently reversed, suspended or vacated, of any court or any administrative agency, requiring the payment of money damages in excess of $100,000 or permanently or temporarily enjoining any of them from, or otherwise limiting any of their abilities to engage in, any type of business practice.

         2.24     REGISTRATION RIGHTS.

         Except as disclosed is Section 2.24 of the Disclosure Schedule, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

         2.25     DISCLOSURE.

         The representations and warranties made or contained in this Agreement, the exhibits hereto and the certificates and statements executed or delivered in connection herewith, and the information concerning the business of the Company delivered to the Investor in connection with or pursuant to this Agreement, when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material not misleading in light of the circumstances in which they were made or delivered. There have been no events or transactions or information which has come to the attention of the management of the Company having a direct impact on the Company or its assets, liabilities, financial condition, business, results of operations or prospects which, in the reasonable judgment of such management, could be expected to have a Material Adverse Effect.

SECTION 3.                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

         The Investor represents and warrants to the Company the following:

         3.1      INVESTMENT EXPERIENCE AND INTENT.

         The Investor represents to the Company that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto. The Investor represents that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act, and a "qualified institutional buyer" as defined in Rule 144A under the Securities Act. The Investor represents and understands that it is responsible for its own due diligence investigation and satisfying its own due diligence requirements and shall not be entitled to rely on the due diligence investigation of any other person or entity. The Investor represents to the Company that it is purchasing the Warrant for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. The Investor acknowledges that the Warrant has not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless it is subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

         3.2      AUTHORIZATION AND NON-CONTRAVENTION.

         The Investor represents that it has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Investor pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by such Investor of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action. The Investor represents and warrants that this Agreement and each agreement, document and instrument executed and delivered by such Investor pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of such Investor enforceable in accordance with their respective terms and that the execution, delivery and performance by such Investor of this Agreement and each such other agreement, document and instrument, and the performance of the transactions contemplated hereby and thereby do not and will not: (a) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any contract or obligation to which such Investor is a party or by which it or its assets are bound, or cause the creation of any encumbrance upon any of the assets of the Investor; (b) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to the Investor; (c) require from the Investor any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party; or
(d) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which the Investor is a party or by which the Investor is bound.

         3.3      COMMISSIONS AND FEES.

         The Investor represents that there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Investor.

SECTION 4.                 CONDITIONS OF PURCHASE.

         The Investor's obligation to purchase and pay for the Warrant shall be subject to compliance by the Company with its agreements herein contained and to the fulfillment to the Investor's satisfaction, or the waiver by the Investor, on or before and at the Closing Date, of the following conditions:

         4.1      SATISFACTION OF CONDITIONS.

         The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date; each of the conditions specified in this Section 4 shall have been satisfied or waived in writing by the Investor; and, on the Closing Date, certificates to such effect executed by the President and Chief Financial Officer of the Company shall have been delivered to the Investor.

         4.2      AUTHORIZATION.

         The Board of Directors of the Company shall have duly adopted resolutions in form and substance reasonably satisfactory to the Investor and shall have taken all action necessary for the purpose of authorizing the Company to consummate the transactions contemplated hereby in accordance with the terms hereof; and the Investor shall have received a certificate of the Secretary of the Company setting forth a copy of the relevant Board of Directors and/or stockholder resolutions and the Certificate of Incorporation, the Bylaws of the Company and such other matters as may be reasonably requested by the Investor.

         4.3      OPINION OF COUNSEL.

         The Investor shall have received from Summit Law Group an opinion dated as of the Closing Date substantially in the form attached hereto as EXHIBIT C.

         4.4      ALL PROCEEDINGS SATISFACTORY.

         All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Investor.

         4.5      NO VIOLATION OR INJUNCTION.

         The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation and shall not be subject to any injunction, stay or restraining order.

         4.6      CONSENTS AND WAIVERS.

         The Company shall have obtained all consents or waivers necessary to execute this Agreement and the other agreements and documents contemplated herein, to issue and sell the Securities to be sold to the Investor hereunder and to carry out the transactions contemplated hereby and thereby and shall have delivered evidence thereof to the Investor (including, without limitation, any consent required in compliance with HSR, and any consent from the Company's stockholders pursuant to the Investor Rights Agreement, as defined below). All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken. The Company further covenants and agrees to use all commercially reasonable efforts to assist the Investor in complying with HSR, including, without limitation, making any necessary filings, and providing any and all information that is reasonably requested by any government agency or the Investor in connection with the Investor's compliance with HSR

         4.7      OTHER AGREEMENTS.

         The Company, Investor and all other relevant parties shall have entered into the Stockholder Agreement in substantially the form of EXHIBIT D hereto (the "Stockholder Agreement"), Amendment No. 3 to the Investor Rights Agreement dated as of February 17, 2000 (the "Investor Rights Agreement"), in substantially the form of EXHIBIT E hereto (the "Investor Rights Agreement Amendment"), and the Strategic Alliance Agreement in substantially the form of EXHIBIT F hereto (the "Strategic Alliance Agreement").

SECTION 5.                 AFFIRMATIVE COVENANTS OF THE COMPANY

         So long as the Investor continues to hold the Warrant or any Warrants Shares, the Company agrees that it will perform and observe the following covenant:

         5.1      INFORMATION RIGHTS.

         As soon as practicable, but in any event within thirty (30) days after the end of each month (except for the last three months of the fiscal year), Lineo agrees to send the Investor an unaudited profit or loss statement for such month and an unaudited balance sheet as of the end of such month prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis.

SECTION 6.                 GENERAL.

         6.1      AMENDMENTS, WAIVERS AND CONSENTS.

         For the purpose of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No amendment to this Agreement may be made without the written consent of the Company and the Investor.

         6.2      SURVIVAL; ASSIGNABILITY OF RIGHTS.

         All covenants, agreements, representations and warranties of the Company and the Investor made herein, in the Disclosure Schedule and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to any Investor in connection herewith (a) are material, shall be deemed to have been relied upon by the party or parties to whom they are made and shall survive the Closing regardless of any investigation or knowledge on the part of such party or its representatives and (b) shall bind the parties' successors and assigns (including without limitation any successor to the Company by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investor's successors and assigns and to their transferees of Securities, whether so expressed or not, and any such transferee shall be deemed the "Investor" for purposes hereof. The parties hereto further acknowledge and agree that the terms of that certain Nondisclosure Agreement dated as of ________, by and between the Company and the Investor shall survive the Closing.

         6.3      LEGEND ON SECURITIES.

         The Company and the Investor acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by an Investor:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT
                  (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

         6.4      GOVERNING LAW.

         This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of Delaware, without giving effect to conflict of laws principles thereof.

         6.5      SECTION HEADINGS AND GENDER.

         The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

         6.6      COUNTERPARTS.

         This Agreement may be executed simultaneously in any number of counterparts, including counterparts executed by telecopier or telefax, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

         6.7      NOTICES AND DEMANDS.

         Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

         if to the Company:            Lineo, Inc.
                                       383 S. 520 W.
                                       Lindon, Utah  84042
                                       Attn: President
                                       Fax: (801) 426-6166

         copy to:                      Summit Law Group
                                       1505 Westlake Avenue N., Suite 300
                                       Seattle, Washington 98109
                                       Attn: Laura Bertin, Esq.
                                       Fax: (206) 281-9882

         if to the Investor:           Metrowerks Holdings, Inc.
                                       9801 Metric Boulevard
                                       Austin, TX 78758
                                       Attn:  President
                                       Fax:  (512) 997-5505
         copy to:                      Motorola, Inc.
                                       Law Department
                                       1303 E. Algonquin Road
                                       Schaumberg, IL 60196
                                       Attention:  General Counsel



         6.8      REMEDIES; SEVERABILITY.

         It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). The Company may refuse to recognize any unauthorized transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

         6.9      MEDIATION AND ALTERNATIVE DISPUTE RESOLUTION.

         In the event that after the date hereof, there is any dispute between the Investor and the Company, then the following procedure shall be followed:

         (a) Upon the occurrence of such a dispute either the Company or the Investor may by written notice (the "Initial Notice") to the other party call for the consideration of such dispute by the Company, on the one hand, and the general manager of the Metrowerks Division of Motorola's Semiconductor Products Sector ("SPS"), or such person's successor (such persons, the "Transaction Committee"). The Transaction Committee shall meet to discuss, review and attempt to resolve the dispute. The Transaction Committee may be assisted by other advisors, including accountants, attorneys, and employees, in its discussions and review.

         (b) If the Transaction Committee is unable to reach an agreement under clause (a) above within thirty (30) days of the Initial Notice, then each of the Investor and the Company shall call for a higher level resolution discussion, pursuant to which the Investor shall designate in writing by notice to the Company within ten (10) days after the expiration of such thirty (30) day period a higher level management employee which shall be the President of SPS, or an equivalent position, as the case may be, (a "High Level Management Employee") to discuss and attempt to resolve the dispute. Such High Level Management Employee may be assisted by other advisors, including accountants, attorneys, and employees, in his or her discussions and negotiations with the other party. The Company and the Investor agree to negotiate in good faith with one another for an additional period ending sixty (60) days after the date of the Initial Notice.

                  (i) In the event the dispute remains unresolved after the passage of sixty (60) days after the date of the Initial Notice, then such parties may attempt to settle any claim or controversy arising out of it through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually-acceptable mediator to be chosen by the Investor and the Company (the "Mediator"). Neither the Investor nor the Company may unreasonably withhold consent to the selection of a mediator, and the Investor and the Company will share the costs of the mediation equally.

         (c) Any dispute which the Investor and the Company cannot resolve through negotiation or mediation within ninety (90) days of the date of the initial demand for it by either the Investor or the Company may then be submitted to the courts within the State of Delaware for resolution. The use of any procedures under this Section 6.9 will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party, and nothing in this paragraph will prevent either the Company or the Investor from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

         (d) Notwithstanding any of the procedures set forth in this Section 6.9, any controversy involving intellectual property may be brought immediately to the federal courts within the State of Delaware for resolution without resorting to the Transaction Committee or mediation provisions set forth herein.

         6.10     INDEMNIFICATION.

         The Company agrees to indemnify the Investor and the Investor's general partners, if any (collectively, the "Indemnitees"), from and after the Closing Date, and until the one year anniversary thereof, against any investigations, proceedings, claims or actions and for any expenses, damages, liabilities or losses (joint or several) arising out of such investigations, proceedings, claims or actions that arise out of or are based upon any breach of any representation, warranty, agreement or covenant of the Company contained herein; provided, however, that any such indemnification shall be limited to the Purchase Price, and any sums paid upon exercise of the Warrant; and provided further that the Company's indemnification obligations hereunder against any investigations, proceedings, claims or actions and for any expenses, damages, liabilities or losses (joint or several) arising out of such investigations, proceedings, claims or actions that arise out of or are based upon any breach of the representations and warranties contained in Section 2.10(g) hereof shall survive indefinitely. Upon written request, the Company agrees to reimburse the Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending any such investigations, proceedings, claims or actions, as such expenses or other costs are incurred. The Indemnitee may select their own counsel.

         6.11     INTEGRATION.

         This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                     [This space intentionally left blank.]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

THE COMPANY:                                     THE INVESTOR:

Lineo, Inc.                                      Metrowerks Holdings, Inc.



By:                                              By:
   ---------------------------------------          ----------------------------
     Bryan Sparks, President and Chairman        Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                                    EXHIBIT A

                                 FORM OF WARRANT


THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

No. W- 1                                        WARRANT TO PURCHASE
ISSUED:  _______, 2000                          COMMON STOCK


                                   LINEO, INC.

                                     WARRANT

         THIS IS TO CERTIFY that, for good and valuable consideration and subject to these terms and conditions, Metrowerks Holdings, Inc., a Delaware corporation, or such person to whom this Warrant is transferred (the "Holder"), is entitled to exercise this Warrant to purchase 2,000,000 fully paid and nonassessable shares of Lineo, Inc., a Delaware corporation (the "Company"), Common Stock (the "Warrant Shares") at a price per share of $6.00 (the "Per Share Exercise Price") (such number of shares, type of security and the Per Share Exercise Price being subject to adjustment as provided below).

         1.       METHOD OF EXERCISE

         1.1      Cash Exercise Right

         This Warrant may be exercised by the Holder, at any time after the date issued, but not later than September __, 2002 (the "Exercise Period"), in whole or in part, by delivering to the Company at Lineo, Inc., 390 South 400 West, Lindon, UT 84042 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) (a) this Warrant certificate, (b) a certified or cashier's check payable to the Company in the amount of the Per Share Exercise Price multiplied by the number of shares for which this Warrant is being exercised


                                   Exhibit A

(the "Purchase Price"), and (c) the Notice of Cash Exercise attached as Exhibit A duly completed and executed by the Holder.

         1.2      NET ISSUANCE RIGHT

         Notwithstanding the payment provisions set forth above, the Holder may elect to convert this Warrant into Warrant Shares by surrendering this Warrant at the office of the Company at the address set forth in Section 1.1 and delivering to the Company the Notice of Net Issuance Exercise attached as Exhibit B duly completed and executed by the Holder, in which case the Company shall issue to the Holder the number of Warrant Shares of the Company equal to the result obtained by (a) subtracting B from A, (b) multiplying the difference by C, and (c) dividing the product by A as set forth in the following equation:


X = (A - B) x C  where:
    -----------
          A

                  X   =    the number of Warrant Shares issuable upon net
                           issuance exercise pursuant to the provisions of this
                           Section 1.2.

                  A   =    the Fair Market Value (as defined below) of one
                           Warrant Share on the date of net issuance exercise.

                  B   =    the Per Share Exercise Price for one Warrant Share
                           under this Warrant.

                  C   =    the number of Warrant Shares as to which this
                           Warrant is exercisable pursuant to the provisions of
                           Section 1.1.

         If the foregoing calculation results in a negative number, then no Warrant Shares shall be issued upon net issuance exercise pursuant to this
Section 1.2.

         "Fair Market Value" shall mean:

         (a) if a sale of securities or net issuance exercise is in connection with a transaction specified in Section 4.4(b), the value of the consideration (determined, in the case of noncash consideration, in accordance with Section 2(d) of that certain Certificate of Designation of the Company filed with the Delaware Secretary of State on May 3, 2000) to be received pursuant to such transaction by the holder of one Warrant Share;

         (b) if a sale of securities or net issuance exercise is in connection with the initial public offering or private placement of the Company's shares (the "Shares"), the price (before deducting commission, discounts or expenses) at which such securities are sold in such offering or private placement, proportionately adjusted as a result of any adjustments arising from the conversion of the Warrant Shares into Shares in contemplation of such public offering;


                                   Exhibit A

         (c) if a sale of securities or net issuance exercise is after the occurrence of the initial public offering of the Company's securities:

                  (i) if the Company's securities are traded on an exchange or are quoted on the Nasdaq National Market, the average of the closing or last sale price reported for the ten business days immediately preceding the date of net issuance exercise;

                  (ii) if the Company's securities are not traded on an exchange or on the Nasdaq National Market, but are traded in the over-the-counter market, the average of the closing bid and asked prices reported for the ten market days immediately preceding the date of net issuance exercise; and

         (d) In all other cases, the "Fair Market Value" of the securities shall be the fair market value thereof as determined in accordance with the Appraisal Procedure (as defined in Section 10.7), using any appropriate valuation method, assuming an arms-length sale to an independent party.

         2.       DELIVERY OF STOCK CERTIFICATES; NO FRACTIONAL SHARES

         2.1 Within 10 days after the payment of the Purchase Price following the exercise of this Warrant (in whole or in part) or after notice of net issuance exercise and compliance with Section 1.2, the Company at its expense shall issue in the name of and deliver to the Holder (a) a certificate or certificates for the number of fully paid and nonassessable Warrant Shares to which the Holder shall be entitled upon such exercise, and (b) a new Warrant in substantially the same form to purchase up to that number of Warrant Shares, if any, as to which this Warrant has not been exercised if this Warrant has not expired. The Holder shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of Section 1.1 or 1.2), irrespective of the date of delivery of the certificate or certificates representing the Warrant Shares; provided that, if the date such exercise is made is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Warrant Shares at the close of business on the next succeeding date on which the stock transfer books are open.

         2.2 No fractional shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company shall pay the Holder a sum in cash equal to the fair market value of the fractional shares (as determined pursuant to Section 2.1 hereof) on the date of exercise.

         3.       COVENANTS AS TO WARRANT SHARES

         The Company covenants that at all times during the Exercise Period there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Warrant Shares as is necessary for exercise in full of this Warrant and, from time to time, it will take


                                   Exhibit A
                                       3
all steps necessary to amend the Certificate of Incorporation to provide sufficient reserves of Warrant Shares.

         4.       ADJUSTMENTS FOR CERTAIN DILUTIVE ISSUANCES

         The number of shares of Common Stock for which this Warrant is exercisable and the exercise price shall be subject to adjustment from time to time as set forth in this Section 4.

         4.1      UPON ISSUANCE OF COMMON STOCK

         If the Company shall, at any time or from time to time after the date hereof (the "Original Issue Date"), issue (a) any shares of Common Stock other than options to purchase or rights to subscribe for Common Stock (other than an issuance of Common Stock as a dividend, subdivision or split in respect of which the adjustment provided for in Section 4.3 applies), (b) securities by their terms convertible into or exchangeable for Common Stock, or (c) options to purchase or rights to subscribe for such convertible or exchangeable securities, without consideration or for consideration per share less than the applicable Per Share Exercise Price in effect immediately prior to the issuance of such Common Stock or securities, then such applicable Per Share Exercise Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

                  (i) the applicable Per Share Exercise Price in effect immediately prior to the issuance of such Common Stock or securities by

                  (ii) a fraction of which (x) the denominator shall be the number of shares of Common Stock outstanding on a fully-diluted basis (after giving effect to the conversion or exercise, as the case may be, of all convertible securities, warrants, options, or other rights to purchase or acquire capital stock of the Company) immediately after such issuance and (y) the numerator shall be the sum of (i) the number of shares of Common Stock outstanding on a fully-diluted basis (after giving effect to the conversion or exercise, as the case may be, of all convertible securities, warrants, options, or other rights to purchase or acquire capital stock of the Company) immediately prior to the date of such issuance and (ii) the number of additional shares of Common Stock which the aggregate consideration for the number of shares of Common Stock so offered would purchase at the applicable Per Share Exercise Price.

         4.2      PROVISIONS APPLICABLE TO ADJUSTMENTS

         For the purposes of any adjustment of the applicable Per Share Exercise Price pursuant to Section 4.1, in the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                    (A) the aggregate maximum number of shares
of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were


                                   Exhibit A
                                        4
issued and for a consideration equal to the Fair Market Value of the consideration, if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                    (B) the aggregate maximum number of shares
of Common Stock deliverable upon conversion of or in exchange of any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the Fair Market Value of the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the Fair Market Value of the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights; and

                                    (C) on any change in the number of shares or
exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the applicable Per Share Exercise Price shall forthwith be readjusted to such Per Share Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change.

                                    (D) No further adjustment of the applicable
Per Share Exercise Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

         4.3      ADJUSTMENTS FOR STOCK SPLITS, DIVIDENDS

         If the Company shall subdivide the number of outstanding shares of its Common Stock into a greater number of shares, then the Per Share Exercise Price in effect before such dividend or subdivision shall be proportionately reduced and the number of Warrant Shares at that time issuable pursuant to the exercise of this Warrant shall be proportionately increased; and, conversely, if the Company shall reduce the number of outstanding shares of its Common Stock by combining such shares into a smaller number of shares, then the Per Share Exercise Price in effect before such combination shall be proportionately increased and the number of Warrant Shares at that time issuable pursuant to the exercise or conversion of this Warrant shall be proportionately decreased. Each adjustment in the number of Warrant Shares issuable shall be to the nearest whole share.


                                   Exhibit A

         4.4      EFFECT OF REORGANIZATION

                  (a)      REORGANIZATION--NO CHANGE IN CONTROL

         Upon a merger, consolidation, acquisition of all or substantially all of the property or stock, liquidation or other reorganization of the Company (collectively, a "Reorganization") during the Exercise Period, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for their Warrant Shares and the holders of the Company's voting equity securities immediately prior to such Reorganization together own a majority interest of the voting equity securities of the successor corporation following such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of securities of the successor corporation resulting from such Reorganization (and cash and other property), to which a holder of the Warrant Shares issuable upon exercise of this Warrant would have been entitled in such Reorganization if this Warrant had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors and reasonably acceptable to the Holder) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder after the Reorganization to the end that the provisions of this Warrant (including adjustments of the Per Share Exercise Price and the number and type of securities purchasable pursuant to the terms of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares deliverable after that event upon the exercise of this Warrant.

                  (b)      REORGANIZATION--CHANGE IN CONTROL; TERMINATION OF
WARRANT

         Upon Reorganization during the Exercise Period, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for their Warrant Shares and the holders of the Company's voting equity securities immediately prior to such Reorganization together own less than a majority interest of the voting equity securities of the successor corporation following such Reorganization, the Holder shall be given notice of such proposed action as provided in Section 7. The Holder may attend the meeting of the Company's stockholders at which such action is considered and voted upon. If the proposed action is approved according to applicable law by the stockholders of all corporations or other entities that are parties to the proposed action, the Holder shall be so notified in writing by the Company by registered or certified mail at least 10 days before its effectiveness. Notwithstanding the period of exercisability stated in Section 1.1 of this Warrant, this Warrant shall become forever null and void to the extent not exercised on or before 5:00 p.m., Pacific time, on the seventh day following the delivery of such notice; provided that if the Reorganization does not close, this Warrant shall not terminate and the Exercise Period shall continue as stated in Section 1.1 of this Warrant.

         4.5      CERTIFICATE AS TO ADJUSTMENTS

         In the case of any adjustment in the Per Share Exercise Price or number and type of securities issuable upon exercise of this Warrant, the Company will promptly give written


                                   Exhibit A
notice to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting forth the adjustment in reasonable detail.

         4.6      DEFERRAL IN CERTAIN CIRCUMSTANCES

         In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event and issuing to such Holder only the shares of capital stock issuable upon such exercise before giving effect to such adjustments; provided, however, that the Company shall deliver to such Holder an appropriate instrument or due bills evidencing such Holder's right to receive such additional shares.

         4.7      APPRAISAL PROCEDURE

         In any case in which the provisions of this Section 4 shall necessitate that the Appraisal Procedure be utilized for purposes of determining an adjustment to the applicable Per Share Exercise Price, the Company may defer until the completion of the Appraisal Procedure and the determination of the adjustment (1) issuing to the Holder of any Warrant exercised after the date of the event that requires the adjustment and before completion of the Appraisal Procedure and the determination of the adjustment, the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event and issuing to such Holder only the shares of capital stock issuable upon such exercise before giving effect to such adjustment and (2) paying to such Holder any amount in cash in lieu of a fractional share of capital stock pursuant to
Section 2.2 above; provided, however, that the Company shall deliver to such Holder an appropriate instrument or due bills evidencing such Holder's right to receive such additional shares or cash.

         4.8      ADJUSTMENT OF NUMBER OF SHARES PURCHASABLE

         Upon any adjustment of the applicable Per Share Exercise Price as provided in Section 4.1 and 4.3, the Holders of the Warrants shall thereafter be entitled to purchase upon the exercise thereof, at the applicable Per Share Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the applicable Per Share Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the applicable Per Share Exercise Price resulting from such adjustment.

         4.9      LOCK-UP AGREEMENT

         Holder agrees not to sell or otherwise transfer or dispose of any securities of the Company issued pursuant to this Warrant for up to a maximum of 360 days following the effective date (the "Effective Date") of the Company's first firmly underwritten public


                                   Exhibit A
offering of its securities (the "Initial Public Offering"), as provided in this
Section 4.10. If the Effective Date occurs on or before October 1, 2000, then the Holder agrees not to sell or otherwise transfer or dispose of any securities of the Company issued pursuant to this Warrant for a period of (i) 180 days from the date of exercise of the Warrant if such exercise occurs within the first 180 days after the Effective Date, or (ii) up to a maximum of 360 days from the Effective Date if such exercise occurs on or after the 181st day after the Effective Date, but before the 360th day after the Effective Date. If the Effective Date occurs at any time after October 1, 2000, then the Holder acknowledges that the securities of the Company issued pursuant to this Warrant are subject only to lock-up pursuant to that certain Investor Rights Agreement dated as of February 17, 2000, by and among the Company and the parties thereto, as amended by Amendment No. 3, of even date herewith (the "Rights Agreement"). Notwithstanding anything to the contrary herein, if (A) the Holder exercises the Warrant at any time prior to the Effective Date, or (B) the Holder exercises the Warrant at any time on or after the 361st day after the Effective Date, the Holder will not be subject to any restrictions on transfer or disposition of any securities issued pursuant to this Warrant, other than restrictions imposed by federal and state securities laws, and the Rights Agreement.

         5.       SECURITIES LAWS RESTRICTIONS; LEGEND ON WARRANT SHARES

         5.1 This Warrant and the securities issuable upon exercise have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities, (b) the Company receives an opinion of legal counsel for the holder of the securities satisfactory to the Company stating that such transaction is exempt from registration, or (c) the Company otherwise satisfies itself that such transaction is exempt from registration.

         5.2 A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement and any certificate representing the Warrant Shares, and a stop transfer order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

         6.       EXCHANGE OF WARRANT; LOST OR DAMAGED WARRANT CERTIFICATE

         This Warrant is exchangeable upon its surrender by the Holder at the office of the Company. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or damage of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification or (in the case of damage) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination.

         7.       NOTICES OF RECORD DATE

         In the event of


                                   Exhibit A

         (a) any taking by the Company of a record of the holders of Warrant Shares for the purpose of determining the holders who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

         (b) any reorganization of the Company, any reclassification or recapitalization of the capital structure of the Company, or any transfer of all or substantially all the assets of the Company to, or consolidation or merger of, the Company with or into any person;

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

         (d) any proposed issue or grant by the Company to the holders of Warrant Shares of any shares of any class or any other securities, or any right or warrant to subscribe for, purchase or otherwise acquire any units of any class or any other securities;

         (e) the initial public offering of the Company's shares; or

         (f) any other event as to which the Company is required to give notice to any holders of Warrant Shares,

then and in each such event the Company will mail to the Holder a notice specifying (i) the date on which any such record is to be taken, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as to which the holders of record of Warrant Shares or securities into which the Warrant Shares are convertible shall be entitled to exchange their shares for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, (iii) the amount and character of any stock or other securities, or rights or warrants, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made, and (iv) in reasonable detail, the facts, including the proposed date, concerning any other such event. Such notice shall be delivered to the Holder at least 20 business days prior to the date specified in the notice.

         8.       INVESTMENT INTENT

         By accepting this Warrant, the Holder represents that it is acquiring this Warrant for investment and not with a view to, or for sale in connection with, any distribution thereof.

         9.       REGISTRATION RIGHTS

         The Warrant Shares shall be deemed Registrable Securities under the Rights Agreement and Holder shall be entitled to receive the same rights to have the Warrant Shares registered under the Securities Act of 1933, as amended, as investors are entitled to under the Rights Agreement.


                                   Exhibit A

         10.      MISCELLANEOUS

         10.1     HOLDER AS OWNER

         The Company may deem and treat the holder of record of this Warrant as the absolute owner for all purposes regardless of any notice to the contrary.

         10.2     NO STOCKHOLDER RIGHTS

         This Warrant shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights stated herein; and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Shares, until this Warrant is exercised.

         10.3     NOTICES

         Unless otherwise provided, any notice under this Warrant shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth below, or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by 10 days' advance written notice to the other party given in the foregoing manner.

         If to the Holder:

                              Metrowerks Holdings, Inc.
                              9801 Metric Boulevard
                              Austin, TX 78758
                              Attention: President

         with a copy to:

                              Motorola, Inc.
                              Law Department
                              1303 E. Algonquin Road
                              Schaumberg, IL 60196
                              Attention:  General Counsel

         If to the Company:

                               Lineo, Inc.
                               390 South 400 West
                               Lindon, Utah   84042
                               Attn:  President
                               Fax:  (801) 426-6166


                                   Exhibit A

         10.4     AMENDMENTS AND WAIVERS

         Any term of this Warrant may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of Warrants to purchase a majority of the Warrant Shares. Any amendment or waiver effected in accordance with this Section 10.4 shall be binding on each future Holder and the Company.

         10.5     GOVERNING LAW; JURISDICTION; VENUE

         This Warrant shall be governed by and construed under the laws of the state of Delaware without regard to principles of conflict of laws.

         10.6     SUCCESSORS AND ASSIGNS; TRANSFER

         The terms and conditions of this Warrant shall inure to the benefit of and be binding on the respective successors and assigns of the parties. This Warrant may not be transferred or assigned without the consent of the Company.

         10.7     APPRAISAL PROCEDURE

         "Appraisal Procedure," if applicable, means the following procedure to determine the fair market value, as to any security, for purposes of the definition of "Fair Market Value" or the fair market value, as to any other property (in either case, the "valuation amount"). The valuation amount shall be determined in good faith jointly by the Company's Board of Directors (the "Board") and the Holder; provided, however, that if such parties are not able to agree on the valuation amount within a reasonable period of time (not to exceed twenty (20) days) the valuation amount shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Board and the Holder. If the Board and the Holder are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in San Francisco, California, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Board and the Holder, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Board and no more than three may be named by the Holder. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board and the Holder shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Company and the Holder and the valuation amount calculated by the investment banking


                                   Exhibit A
firm. The determination of the final valuation amount by such investment banking firm shall be final and binding upon the parties. The Company shall pay the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and affiliates.


                            [Signature page follows.]












                                   Exhibit A
                                       12

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.


                                   Lineo, Inc.


                                   By
                                     ----------------------------------------








                                   Exhibit A
                                       13

                             NOTICE OF CASH EXERCISE

To:  Lineo, Inc.

         The undersigned hereby irrevocably elects to purchase ___________ shares of Common Stock of Lineo, Inc. (the "Company"), issuable upon the exercise of the attached Warrant and requests that certificates for such shares be issued in the name of and delivered to the address of the undersigned stated below and, if said number of shares shall not be all the shares that may be purchased pursuant to the attached Warrant, that a new Warrant evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned agrees with and represents to the Company that said shares are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended.

         Payment enclosed in the amount of $___________.

         Dated:
                -----------------

         Name of Holder of Warrant:
                                   --------------------------------------------
                                                      (Please print)

         Address:
                 --------------------------------------------------------------

         Signature:
                   ------------------------------------------------------------






                                   Exhibit A

                         NOTICE OF NET ISSUANCE EXERCISE

To:      Lineo, Inc.

         The undersigned hereby irrevocably elects to convert the attached Warrant into such number of shares of Common Stock of Lineo, Inc. (the "Company") as is determined pursuant to Section 1.2 of the attached Warrant. The undersigned requests that certificates of such net issuance shares be delivered to the address of the undersigned stated below. The undersigned agrees with and represents to the Company that said shares are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended.

         Dated:
                -----------------

         Name of Holder of Warrant:
                                   --------------------------------------------
                                                 (Please print)

         Address:
                 --------------------------------------------------------------

         Signature:
                  -------------------------------------------------------------










                                    Exhibit A

                                   ASSIGNMENT

         For value received the undersigned sells, assigns and transfers to the transferee named below the attached Warrant, together with all right, title and interest, and does irrevocably constitute and appoint the transfer agent of Lineo, Inc. (the "Company") as the undersigned's attorney, to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

         Dated:
                -----------------

         Name of Holder of Warrant:
                                   --------------------------------------------
                                                (Please print)
         Address:
                 --------------------------------------------------------------

         Signature:
                   ------------------------------------------------------------

         Name of transferee:
                            ---------------------------------------------------
                                 (Please print)

         Address of transferee:
                               ------------------------------------------------







                                    Exhibit A

                                    EXHIBIT B

                               DISCLOSURE SCHEDULE


SECTION 2.3  OWNERS OF SHARES OF COMMON STOCK:

     See attached Exhibit B-1.

     Pursuant to a Stockholders Agreement to be entered into between Lineo, Caldera, Canopy and Bryan Sparks (collectively, the "Stockholders") and Motorola, the Stockholders have granted certain rights of first refusal to Motorola with respect to the shares of Common Stock held by the Stockholders.

     Pursuant to the Investor Rights Agreement dated February 17, 2000, as amended, the parties to the agreement including Motorola were granted certain rights

SECTION 2.4  SUBSIDIARIES; INVESTMENTS:

         Subsidiaries, all wholly owned-

                  Zentropic Computing, LLC (Virginia)

                  Zentropic Computing, Ltd. (England)

                  United System Engineers, Inc. (Japan)

                  Fireplug Computers Inc. (Canada)

                  INUP (France)

                  Moreton Bay Ventures Pty. Ltd. (Australia)

                  Rt-Control, Inc. (Canada)

                  Lineo International FSC, Inc. (Virgin Islands)

         Investments-

                  Sirius Technologies Limited (2,000,000 common shares, representing approximately 3% of shares)

                  Crossport Systems Inc. (750,000 common shares, representing approximately 3% of shares)

SECTION 2.7 (g) LOAN BY THE COMPANY TO EMPLOYEE:

         Date: August 7, 2000


                                    Exhibit B
                                       1

         Amount: $21,500
         Borrower: David J. Beal
         Term: 3 years
         Interest rate: Greater of (a) 8% or (b) minimum rate necessary to avoid imputation of interest income to the Company under the Internal Revenue Code Purpose: Assist with personal taxes associated with Zentropic acquisition Security: 82,113 shares of Lineo common stock pledged by borrower under Stock Pledge Agreement dated
         August 7, 2000


SECTION 2.8 (a) ASSETS SUBJECT TO LIENS, SECURITY INTERESTS, CHARGES AND OTHER
ENCUMBRANCES:

                  United System Engineers' bank borrowings are secured by an encumbrance on its real property. The lenders include 82 Bank, Ina Shinkin Bank, and People's Finance Corporation. The credit arrangements are long-term loans. The encumbrances are security interests in real estate pledged as security for the loans.

SECTION 2.9 (b) CONTRACTS, LEASES OR AGREEMENTS CREATING ANY OBLIGATION OF THE COMPANY TO PAY TO ANY THIRD PARTY IN EXCESS OF $100,000:

         Real Property:

                  Sublessor: SwitchSoft Systems (subsequently changed name to VPNX.com) Real estate sublease (24 months, expires January
                  2002)) $16,667/month

                  Sublessor: VPNX.com
                  Real estate sublease (12 months, expires February 2001) $16,667/month

SECTION 2.9 (c) CONTRACTS OR AGREEMENTS FOR THE SALE, LICENSE, LEASE OR DISPOSITION OF PRODUCTS OR SERVICES IN EXCESS OF $100,000:

                  Mitac, 28 Feb 00, 12 months, $110,000
                  Microstar, 31 Dec 99, 12 months, $100,000
                  CIS, 28 Apr 00, 12 months, $150,000
                  Zero One Technology, 28 Apr 00, 12 months, $105,000
                  Bast, 10 Nov 99, 6 years, $125,000
                  Dell Computer, 15 Nov 99, 38 months, $150,000
                  Multicode, 15 Sep 99, 15 months, $750,000
                  Iwin Corporation, 24 Jun 99, 12 months, $118,750
                             DaiShin, 15 Mar 00, based on units in contract, $600,000
                             Crossport, 29 Jun 00, based on units in contract, $125,000

SECTION 2.9 (e) LICENSE AGREEMENTS (AS LICENSEE):


                                   Exhibit B

         Citrix Systems, Inc. Client Software License Agreement
         Caldera, Inc.  DR-DOS License Agreement
         Insignia Solutions, Inc. License Agreement

SECTION 2.9 (g) ANY INDENTURE, MORTGAGE, PROMISSORY NOTE, LOAN AGREEMENT, GUARANTY OR OTHER AGREEMENT OR COMMITMENT FOR BORROWING IN EXCESS OF $100,000 OR ANY PLEDGE OR SECURITY ARRANGEMENT:

                  United System Engineers' bank borrowings are secured by an encumbrance on its real property. The lenders include 82 Bank, Ina Shinkin Bank, and People's Finance Corporation. The credit arrangements are long-term loans. The encumbrances are security interests in real estate pledged as security for the loans.

SECTION 2.9 (h) ANY ENDORSEMENT OR ANY OTHER ADVERTISING, PROMOTIONAL OR MARKETING AGREEMENT:

                  Citrix Business Alliance Membership Agreement

SECTION 2.9 (i) ANY EMPLOYMENT CONTRACT, OR AGREEMENT WITH OFFICER, DIRECTORS, EMPLOYEES OR SHAREHOLDERS OF THE COMPANY OR PERSONS OR ORGANIZATIONS RELATED TO OR AFFILIATED WITH ANY SUCH PERSONS:

         Bryan Sparks employment agreement dated May 16, 2000.

         Employment agreements with key employees of acquired companies:

                  Richard Stevenson (Moreton Bay)
                  Peter Cronk (Moreton Bay)
                  Graeme Kitchen (Moreton Bay)
                  Gregory Ungerer (Moreton Bay)
                  Robert Waldie (Moreton Bay)

                  Donald Dionne (RT Control)
                  Michael Durrant (RT Control)
                  John Fabrizio (RT Control)

                  Bruce Balden (Fireplug)
                  Richard Pitt (Fireplug)
                  Stuart Lynne (Fireplug)

                  Tatsuya Takeuchi (USE)
                  Yoshinobu Ushiyama (USE)
                  Koichi Narasaki (USE)

                  Jim Norton (Zentropic)
                  Steven Papacharalambous (Zentropic)


                                   Exhibit B

                  Stuart Hughes (Zentropic)

                  Laurent Rousseau (INUP)
                  Hugo Del Chini (INUP)

SECTION 2.9 (j) ANY PENSION, PROFIT SHARING, RETIREMENT (OTHER THAN THE COMPANY'S 401(K) PLAN), STOCK OPTION, PHANTOM STOCK OR OTHER EQUITY INCENTIVE
PLANS:

         Lineo, Inc. 1999 Stock Option Plan

SECTION 2.9 (l) ANY ACQUISITION, MERGER OR SIMILAR AGREEMENT:

         Zentropic Computing, LLC and Zentropic Computing, Ltd. acquired April 3, 2000; United System Engineers, Inc. acquired May 1, 2000; Fireplug Computers Inc. acquired May 1, 2000; INUP acquired May 1, 2000; Moreton Bay Ventures Pty. Ltd. acquired May 10, 2000; and Rt-Control, Inc. acquired May 12, 2000.

SECTION 2.12  LITIGATION:

                  Although Lineo does not have any pending litigation, one of Lineo's suppliers, Viosoft, Inc., has threatened to take action in response to Lineo's contention that Viosoft breached a development contract with Lineo. The contract, dated November 4, 1999, required Viosoft to develop and ship to Lineo a customer ready version of its IDE in April 2000. Viosoft failed to do so. Lineo gave Viosoft notice of the breach and Viosoft failed to cure the breach, so on June 29, 2000, Lineo gave Viosoft notice of termination of the contract. Including annual commitments, Lineo's total obligation under the contract for payments to Viosoft would have been $450,000 of which Lineo has already paid $112,500. Lineo has demanded repayment of this amount. Lineo believes that Viosoft has no valid claim against Lineo and if litigation arises, Lineo intends to defend itself vigorously and seek damages from Viosoft. Regardless of the outcome of any litigation, Lineo does not believe it will have a material adverse impact on Lineo's business or its financial health. Lineo has not yet determined whether it will initiate a lawsuit.

SECTION 2.14     EMPLOYEE BENEFIT PLANS:

         Medical plan;
         Dental plan;
         Life insurance plan;
         Supplemental life insurance plan and long term disability insurance;
         Section 125 plan; and
         401(k) plan, with matching company contributions.


                                   Exhibit B

SECTION 2.16 EMPLOYEES OF THE COMPANY WHO, INDIVIDUALLY, HAVE RECEIVED COMPENSATION FROM THE COMPANY FOR THE FISCAL YEAR OF THE COMPANY ENDED OCTOBER 31, 1999, IN EXCESS OF $100,000:

         ------------------------------------------------------------------------------------------------
         NAME                  CURRENT JOB TITLE         YEARS OF SERVICE      AGGREGATE ANNUAL
                                                                               COMPENSATION + BENEFITS
         ------------------------------------------------------------------------------------------------
         Bryan Sparks          President & CEO                 One year                  $126,018
         ------------------------------------------------------------------------------------------------
         Timothy Bird          Chief Technical Officer         One year                  $105,863
         ------------------------------------------------------------------------------------------------
         Bradley Walters       VP, Sales                       One year                  $106,018
         ------------------------------------------------------------------------------------------------

SECTION 2.21  TRANSACTIONS WITH AFFILIATES:

         CANOPY GROUP
         5% stockholder
         Two of Lineo's directors, Ray Noorda and Ralph Yarro, are officers of Canopy Group.
          -Promissory note, principal balance at October 31, 1999
           $ 2,290,000.00
         -Loan payment of $500,000 on January 12, 2000
                           --Principal repayment $337,046.82
                           --Interest payment $162,953.18
         -Loan payment/payoff of $1,990,134.84 on March 22, 2000
                           --Principal repayment $1,952,953.18
                           --Interest payment $37,181.66
         The note was fully repaid and canceled.
         -Exchange of 5,000,000 shares of common stock for 5,000,000 shares of Series A Class 1 preferred stock pursuant to Recapitalization Agreement dated February 17, 2000. To facilitate additional financing, we agreed to the recapitalization when structuring the Series A preferred stock in which Motorola invested.

         EGAN-MANAGED CAPITAL
         5% stockholder
         One of Lineo's directors, John Egan, is a managing partner of Egan-Managed Capital.
         -Purchase of 2,000,000 shares of Series A Class 2 preferred stock pursuant to Stock Purchase Agreement dated February 17, 2000 -Purchase of 326,667 shares of Series B preferred stock pursuant to Stock Purchase Agreement dated March 15, 2000

         DRY CANYON HOLDINGS
         5% stockholder
         Bryan Sparks, Lineo's Chairman, CEO and President, is a member of Dry Canyon Holdings.
         -Purchase of 750,000 shares of common stock on December 29, 1999 -Purchase of 166,667 shares of Series A Class 2 preferred stock pursuant to Stock Purchase Agreement dated February 17, 2000


                                   Exhibit B

         J. & W. SELIGMAN-VARIOUS FUNDS
         5% stockholder
         -Purchase of 333,334 shares of Series B preferred stock pursuant to Stock Purchase Agreement dated March 15, 2000
         -Purchase of 1,666,667 shares of Series C preferred stock pursuant to Stock Purchase Agreement dated April 28, 2000

         MRH INVESTMENTS
         Matt Harris, Lineo's Senior Vice President, Business Development, Secretary and General Counsel, is a member of MRH Investments. -Purchase of 750,000 shares of common stock on December 29, 1999

         ANGEL PARTNERS
         One of Lineo's directors, Ralph Yarro, is President, Chairman and a Trustee of Angel Partners.
         -Purchase of 83,333 shares of Series C preferred stock pursuant to Stock Purchase Agreement dated April 28, 2000

         CALDERA SYSTEMS
         5% stockholder and affiliate
         One of Lineo's directors, Ralph Yarro, is Chairman of, and another Lineo director, Ray Noorda, is a director of Caldera Systems.
         -Stock Purchase and Sale Agreement dated January 6, 2000, pursuant to which Caldera Systems purchased 3,238,437 common shares of Lineo, and Lineo purchased 1,250,000 common shares of Caldera Systems

         KEYLABS
         Affiliate
         Canopy Group has invested in Keylabs.
         -Used furniture and cubicles at 383 South 520 West, Lindon, Utah 84042 (space formerly occupied by company), sold on April 3, 2000, to Keylabs -Sale price $75,000
         -Net book value $69,020

         Employment contract with Bryan Sparks dated May 16, 2000

         Option grants to directors and officers

SECTION 2.22 SUPPLIERS OF THE COMPANY WHO SUPPLIED MORE THAN FIVE PERCENT (5%) OF THE COMPANY'S SUPPLIES OR MATERIALS FOR THE FISCAL YEAR ENDED OCTOBER 31, 1999:

         Boise Technology (a division of Boise Cascade Office Products Corporation); and Internet Support Services (formerly Cumulus Information Services).


                                   Exhibit B

SECTION 2.24     REGISTRATION RIGHTS

         Egan Managed Capital, L.P., Motorola, Inc. and The Canopy Group, Inc. were granted certain registration rights pursuant to an Investor Rights Agreement dated February 17, 2000

         The Series B investors were granted certain registration rights pursuant to Amendment No. 1 to the Investor Rights Agreement dated March 15, 2000

         The Series C investors were granted certain registration rights pursuant to Amendment No. 2 to the Investor Rights Agreement dated April 28, 2000

         Metrowerks Holdings, Inc. will be granted certain registration rights pursuant to Amendment No. 3 to the Investor Rights Agreement dated _____, 2000











                                   Exhibit B

                                   EXHIBIT B-1

                              CAPITALIZATION TABLE

















                                   Exhibit B-1

                                    EXHIBIT C

                              FORM OF LEGAL OPINION

We are of the opinion that as of the date hereof:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and authority to own its properties and to conduct its business as, to our knowledge, it is presently conducted. The Company is qualified to do business as a foreign corporation in the states of ________ and
________.

2. The Company has the requisite corporate power and authority to execute, deliver and perform the Transaction Agreements. Each of the Transaction Agreements has been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable by you against the Company in accordance with its terms.

3. The capitalization of the Company is as follows:

(a) Preferred Stock. The Company has 30,000,000 authorized shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of which (i) 5,000,000 shares have been designated Series A Class 1 Preferred Stock, to our knowledge 5,000,000 shares of which are currently issued and outstanding, (ii) 2,500,000 shares have been designated Series A Class 2 Preferred Stock, to our knowledge 2,500,000 shares of which are currently issued and outstanding, (iii) 4,850,000 shares have been designated Series B Preferred Stock, to our knowledge 4,833,331 shares of which are currently issued and outstanding, (iv) 3,000,000 shares have been designated Series C Preferred Stock, to our knowledge 3,000,000 shares of which are currently issued and outstanding, and (v) 2,000,000 shares have been designated Series D Preferred Stock, to our knowledge 1,430,482 shares of which are currently issued and outstanding. Such 5,000,000 shares of outstanding Series A Class 1 Preferred Stock have been duly authorized and validly issued, are nonassessable and are fully paid. Such 2,500,000 shares of outstanding Series A Class 2 Preferred Stock have been duly authorized and validly issued, are nonassessable and are fully paid. Such 4,833,331 shares of outstanding Series B Preferred Stock have been duly authorized and validly issued and are nonassessable and fully paid. Such 3,000,000 shares of outstanding Series C Preferred Stock have been duly authorized and validly issued and are nonassessable and fully paid. Such 1,430,482 shares of outstanding Series D Preferred Stock have been duly authorized and validly issued and are nonassessable and fully paid. The Warrant to be purchased at the Closing has been duly authorized and, upon purchase at the Closing pursuant to the terms of the Warrant Purchase Agreement, will be validly issued, nonassessable and fully paid. The respective rights, privileges, restrictions and preferences of the Series A Class 1, Series A Class 2, Series B, Series C and Series D Preferred Stock are as stated in the Company's Restated Certificate of Incorporation as filed with the Secretary of State of Delaware.


                                    Exhibit C

(b) Common Stock. The Company has 100,000,000 authorized shares of Common Stock, par value $0.001 per share (the "Common Stock"), 22,778,437 shares of which are currently issued and outstanding. Such 22,778,437 shares of outstanding Common Stock have been duly authorized and validly issued, are nonassessable, and are fully paid

(c) The Common Stock issuable upon exercise of the Warrant to be purchased at the Closing has been duly and validly reserved for issuance and, when and if issued upon such conversion in accordance with the Company's Restated Certificate of Incorporation, will be validly issued, fully paid and nonassessable.

(d) There are no statutory preemptive rights nor, to our knowledge, are there any options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from the Company any of the Company's equity securities, except for (i) the conversion privileges of the Series A Class 1, Series A Class 2, Series B, Series C and Series D Preferred Stock (ii) the Warrant, (iii) warrants to purchase ________ shares of _____________________ Stock, (iv) outstanding options to purchase _______ shares of Common Stock pursuant to the Company's stock option/stock issuance plan and
(v) the right of first offer as set forth in Section ___ of the Investors' Rights Agreement.

4. Other than in connection with any securities laws (with respect to which we direct you to paragraph 6 below), the Company's execution and delivery of, and its performance and compliance as of the date hereof with the terms of, the Transaction Agreements do not violate any provision of any federal, Delaware corporate or Utah law, rule or regulation applicable to the Company or any provision of the Company's Restated Certificate of Incorporation or Bylaws and do not conflict with or constitute a default under the provisions of any judgment, writ, decree or order, nor, to our knowledge, any material contract to which the Company is a party or is bound, other than as specifically identified in the Schedule of Exceptions.

5. Other than in connection with any securities laws (with respect to which we direct you to paragraph 6 below), all consents, approvals, permits, orders or authorizations of, and all qualifications by and registrations with, any federal, Delaware corporate or Utah state governmental authority on the part of the Company required in connection with the execution and delivery of the Warrant Purchase Agreement and consummation at the Closing of the transactions contemplated by the Warrant Purchase Agreement have been obtained, and are effective, and we are not aware of any proceedings, or written threat of any proceedings, that question the validity thereof.

6. Based in part upon the representations of you in the Warrant Purchase Agreement, the offer and sale of the Warrant to you pursuant to the terms of the Warrant Purchase Agreement are exempt from the registration requirements of
Section 5 of the Securities Act of 1933, as amended, and from the qualification requirements of the Utah Uniform Securities Act, and from the registration requirements of the applicable securities laws of the state of Texas, and, under such securities laws as they presently exist, the issuance of Common Stock to you upon exercise of Warrant would also be exempt from such registration and qualification requirements.


                                   Exhibit C

7. We are not aware that there is any action, proceeding or governmental investigation pending, or threatened in writing, against the Company which questions the validity of the Transaction Agreements or the right of the Company to enter into the Transaction Agreements nor are we aware of any litigation pending, or threatened in writing, against the Company by reason of the proposed activities of the Company, the past employment relationships of its officers, directors or employees, or negotiations by the Company with possible investors in the Company or its business.



















                                    Exhibit C
                                        3

                                    EXHIBIT D

                          FORM OF STOCKHOLDER AGREEMENT


























                                    Exhibit D

                                    EXHIBIT E

                   FORM OF INVESTOR RIGHTS AGREEMENT AMENDMENT



























                                    Exhibit E

                                    EXHIBIT F

                      FORM OF STRATEGIC ALLIANCE AGREEMENT





























                                    Exhibit F